Exhibit 23.1.1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors of Worlds.Com, Inc.


We have issued our report dated March 30, 2001, accompanying the financial statements included on the Annual Report of Worlds.com Inc. on Form 10-KSB for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of Worlds.com Inc. on Form S-8 (File No. 333-89937, effective October 29, 1999).

/s/ Grant Thornton LLP

GRANT THORNTON LLP
New York, New York

April 16, 2001